Exhibit 99.1

For: Authentidate Holding Corp.

Investor Contacts:	Media Contacts:
Todd Fromer / Garth Russell	Erika Kay
KCSA Strategic Communications	KCSA Strategic Communications
212-896-1215 / 212-896-1250	212-896-1208
tfromer@kcsa.com / grussell@kcsa.com	ekay@kcsa.com

Authentidate Holding Corp. Reports Fiscal 2008 Fourth Quarter

and Year End Results

BERKELEY HEIGHTS, N.J., September 25, 2008 – Authentidate Holding Corp. (NASDAQ: ADAT), a worldwide provider of secure workflow management software and web-based services, today announced financial results for the fiscal 2008 fourth quarter and year ended June 30, 2008.

Ben Benjamin, President of Authentidate, stated, “Revenues for the fourth quarter were up 27% compared to the same period last year due to increased transaction volumes and new customers in both our U.S. and German operations. In addition to experiencing increased utilization of our Inscrybe platform from existing customers, we have also announced new contracts over the past several months for the implementation of Inscrybe Healthcare, including agreements with Wheelchair Professionals and United Seating & Mobility that are in their initial ramp-up phase. By concentrating on our core operations and continued cost-saving initiatives, we were also able to reduce our net loss for the fourth quarter which is a trend we expect to continue.

“Midway through fiscal 2008, we made the strategic decision to expand the company’s focus and enter several new markets where we saw a need for our healthcare products and services. At the core of our expansion strategy is the belief that the Inscrybe Healthcare product can play an increasingly important role in the complex health information exchanges that are still largely paper-based and cumbersome today. We are making progress in this effort and anticipate that these initiatives will add to our transaction volumes over the next several quarters,” continued Mr. Benjamin.

Total revenues for the three months ended June 30, 2008 increased 27% to approximately $1,675,000 compared to $1,320,000 for the same period last year. These results reflect an increase of approximately 65% in U.S. revenues offset by slower growth from our German operations of approximately 11%.

Net loss from continuing operations for the fourth quarter of fiscal 2008 decreased to $2,633,000, or $0.08 per share, compared to $3,575,000, or $0.10 per share, from continuing and discontinued operations for the same period last year. Net loss for the fourth quarter of fiscal 2007 includes approximately $600,000 for incremental legal fees which were offset by a net gain from discontinued operations of approximately $922,000. The reduction in net loss for the fourth quarter of fiscal 2008 reflects the headcount reductions and other cost management activities implemented during fiscal 2008.

Total revenue for the year ended June 30, 2008 increased to $6,067,000 versus $4,998,000 for the prior year period. This growth reflects an increase of approximately 38% from U.S. operations and 13% from German operations; both were driven by higher transaction volumes and new customers.

Net loss from continuing operations for the year ended June 30, 2008 was $15,811,000, or $0.46 per share, compared to $15,063,000, or $0.44 per share, from continuing and discontinued operations for the prior year. The increase in net loss for fiscal 2008 reflects incremental legal fees and settlements, accrued severance and certain non-operating expenses of approximately $3,808,000, or $0.11 per share. The prior year includes incremental legal fees of approximately $2,400,000 which were offset in part by a net gain from discontinued operations of approximately $1,055,000.

“As we move forward in fiscal 2009 with our revised strategy in place and new opportunities to serve additional segments of the healthcare market, we believe we will continue to experience growth in our business. We are committed to helping complex industries such as healthcare transition to more efficient electronic business practices. Our products and services enable this migration with flexible communication and workflow capabilities. By working with our existing customers and new prospects, we are taking a leadership role in reducing the cost of healthcare administration while providing greater transparency and compliance for the industry,” concluded Mr. Benjamin.

As of June 30, 2008, the Company’s cash and cash equivalents, and marketable securities totaled $14,818,000 and deferred revenue totaled $1,413,000.

Conference Call

Management will host a conference call at 4:30 p.m. ET on Thursday, September 25, 2008, to discuss the latest corporate developments and results. The dial-in number for callers in the U.S. is (888) 562-3356 and the dial in number for international callers is (973) 582-2700. The access code for all callers is 63730597. To access the live webcast, visit www.authentidate.com, click the “About Us” link, followed by “Investor Relations” on the drop-down menu and then the “Audio Archives” link. Following the conclusion of the call, the webcast will also be archived on the Company’s website.

A replay of the call will be available through October 2, 2008. To access the replay, please dial (800) 642 1687 in the U.S. and (706) 645 9291 internationally, and then enter the access code 63730597. A live web cast will be available on the Company’s website.

Information About the Proposed Merger with Parascript

On August 6, 2008, Authentidate announced a definitive merger agreement with Parascript, LLC, an image analysis and pattern recognition software provider. The merger is still subject to customary closing conditions, including shareholder approval. In connection with the proposed transaction, our subsidiary, AHC Group, filed with the Securities and Exchange Commission (the “SEC”), a Registration Statement on Form S-4, containing a preliminary joint proxy statement of Authentidate and Parascript, and a preliminary prospectus of Authentidate covering the common stock of the new Authentidate to be issued upon closing of the transaction. Authentidate and Parascript will mail the definitive Joint Proxy Statement/Prospectus to their respective security holders, which will contain important information about the transaction. Authentidate and Parascript urge investors and security holders to read the joint proxy statement/prospectus when it is available. Investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by and through the web site maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus from Authentidate from Authentidate’s website (www.authentidate.com) under the tab “About Us – Investor Relations and then under the item “SEC Filings”.

Proxy Solicitation

Authentidate, Parascript and their respective directors and executive officers and certain other persons may be deemed to be participants in the solicitation of proxies in respect of the merger. Information regarding the persons, who may, under the rules of the SEC, be considered participants in the solicitation of proxies in connection with the proposed merger will be set forth in the definitive joint proxy statement/prospectus when it is filed with the SEC. You can also find information about Authentidate’s executive officers and directors in its definitive proxy statement filed with the SEC on March 28, 2008. You can obtain free copies of these documents from the SEC at the SEC’s web site at www.sec.gov and from Authentidate using the contact information above.

About Authentidate Holding Corp.

Authentidate Holding Corp. is a worldwide provider of secure workflow management software and web-based services. The company’s automated and trusted workflow solutions enable enterprises and office professionals to employ rules-based electronic forms, intelligent routing and transaction management, electronic signing, content authentication, identity credentialing and verification and web and fax based communication capabilities. Customer benefits from the company’s offerings include increased revenues, reduced costs, improved productivity and service levels, automated audit trails, enhanced compliance with regulatory requirements and the reduction of paper- based processes. The company has offices in the United States and Germany. In the United States we offer our patent pending content authentication technology in the form of the United States Postal Service® Electronic Postmark® (EPM).

For more information, visit the company’s website at http://www.authentidate.com.

This press release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Act of 1934. When used in this release, the words “believe,” “anticipate,” “think,” “intend,” “plan,” “will be,” “expect,” and similar expressions identify such forward-looking statements. Such statements regarding future events and/or the future financial performance of the Company are subject to certain risks and uncertainties, which could cause actual events or the actual future results of the Company to differ materially from any forward-looking statement. Such risks and uncertainties include, among other things, the availability of any needed financing, the Company’s ability to implement its business plan for various applications of its technologies, related decisions by the USPS, the impact of competition, the management of growth, and the other risks and uncertainties that may be detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in the forward-looking statements included herein, the inclusion of such statements should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved.

Authentidate is a registered trademark of Authentidate Holding Corp. Inscrybe and MyInscrybe are trademarks of Authentidate Holding Corp. All other trade names are the property of their respective owners.

This press release is available on the KCSA Strategic Communications Web site at www.kcsa.com.

Tables follow:

Authentidate Holding Corp. and Subsidiaries

Consolidated Balance Sheets

	June 30,
( in thousands, except per share data )	2008	2007
Assets
Current assets
Cash and cash equivalents	$4,493	$8,735
Restricted cash	512	521
Marketable securities	6,375	22,896
Accounts receivable, net	1,287	1,543
Prepaid expenses and other current assets	671	399

Total current assets	13,338	34,094
Marketable securities	3,950	—
Property and equipment, net	1,014	1,078
Note receivable, net of deferred gain of $2,000	—	—
Other assets
Software development costs, net	2,533	2,463
Goodwill	7,341	7,341
Other assets	1,375	1,609
Assets held for sale	2,000	2,119

Total assets	$31,551	$48,704

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$1,850	$3,992
Deferred revenue	1,273	1,230
Other current liabilities	97	157

Total current liabilities	3,220	5,379
Long-term deferred revenue	140	140

Total liabilities	3,360	5,519

Commitments and contingencies
Shareholders’ equity
Preferred stock $.10 par value; 5,000 shares authorized
Series B, 28 shares issued and outstanding	3	3
Common stock, $.001 par value; 75,000 shares authorized, 34,537 and 34,430 issued and outstanding on June 30, 2008 and 2007 respectively	35	34
Additional paid-in capital	165,681	164,336
Accumulated deficit	(137,006)	(121,125)
Accumulated other comprehensive loss	(522)	(63)

Total shareholders’ equity	28,191	43,185

Total liabilities and shareholders’ equity	$31,551	$48,704

Authentidate Holding Corp. and Subsidiaries

Consolidated Statements of Operations

(Quarterly Information is Unaudited)

	Three Months Ended June 30,		Year Ended June 30,
(in thousands, except per share data)	2008	2007	2008	2007
Revenues
Software licenses and support	$1,029	$929	$3,769	$3,335
Hosted software services	646	391	2,298	1,663

Total revenues	1,675	1,320	6,067	4,998

Operating expenses
Cost of revenues	630	707	2,244	2,134
Selling, general and administrative	2,713	4,492	16,434	16,843
Product development	506	639	2,823	2,594
Depreciation and amortization	410	345	1,638	1,499

Total operating expenses	4,259	6,183	23,139	23,070

Operating loss	(2,584)	(4,863)	(17,072)	(18,072)
Other income (expense)	(49)	366	1,261	1,954

Loss from continuing operations	(2,633)	(4,497)	(15,811)	(16,118)
Income from discontinued operations, including gain on disposal in 2007 of $1,264, net	—	922	—	1,055

Net loss	$(2,633)	$(3,575)	$(15,811)	$(15,063)

Basic and diluted income (loss) per share
Continuing operations	$(0.08)	$(0.13)	$(0.46)	$(0.47)
Discontinued operations		0.03	—	0.03

Basic and diluted loss per share	$(0.08)	$(0.10)	$(0.46)	$(0.44)